Calculation of Filing Fee Tables
S-8
Genie Energy Ltd.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class B Common Stock, par value $.01 per share	Other	70,752	$ 14.16	$ 1,001,848.32	0.0001381	$ 138.36
Total Offering Amounts:						$ 1,001,848.32		$ 138.36
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 138.36
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares being registered shall be adjusted to include such additional indeterminate number of shares as may be issuable pursuant to the anti-dilution provisions of the Genie Energy Ltd. 2021 Stock Option and Incentive Plan, as amended and restated (the "SOP"). In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. Moreover, any shares subject to options or other outstanding Awards (as defined in the SOP) under the SOP that are cancelled, forfeited, expired or terminated, which in any such case does not result in the issuance of shares, shall be again available for issuance pursuant to Awards granted under SOP. Represents (A) 70,000 shares of Class B Common Stock of the Registrant ("Class B Common Stock") added for issuance under the SOP, and (B) 752 shares of Class B Common Stock that were previously issued as restricted shares under the SOP, which shares were forfeited prior to vesting and will be issuable to eligible individuals pursuant to awards that may be made under the SOP. Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, and based upon the average of the high and low reported prices of the shares of the Class B Common Stock on the New York Stock Exchange on July 8, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources